Exhibit 99.1

Bitmine Immersion Technologies Announces Initial Dividends and NYSE Listing for Series A Preferred Stock

●	Bitmine’s Board of Directors declares initial cash dividends on the Company’s 9.50% Series A Perpetual Preferred Stock
●	Series A Preferred Stock approved for listing on the New York Stock Exchange under the symbol “BMNP” with trading expected to commence on Tuesday, June 16, 2026

NORWALK, CT, June 12, 2026 /PRNewswire/ — (NYSE: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) announced today that its Board of Directors has declared the initial cash dividends on the Company’s 9.50% Series A Perpetual Preferred Stock (CUSIP: 09175D 200) (the “Series A Preferred Stock”).

The initial dividend, which represents accumulated regular dividends from the initial issue date of June 10, 2026, will be payable in cash in accordance with the terms of the Certificate of Designations governing the Series A Preferred Stock. The initial dividend of $0.316667 per share will be paid on June 22, 2026 to holders of record of the Series A Preferred Stock as of the close of business on June 12, 2026.

The Company further announced that the Board of Directors also declared the second weekly cash dividend of $0.105556 per share on the Series A Preferred Stock, which will be paid on June 26, 2026 to holders of record of the Series A Preferred Stock as of the close of business on June 16, 2026.

The Company also announced that the Series A Preferred Stock has been approved for listing on the New York Stock Exchange and will begin trading on Tuesday, June 16, 2026 under the ticker symbol “BMNP”. Equiniti Trust Company, LLC serves as the transfer agent, registrar and paying agent for the Series A Preferred Stock.

About Bitmine

Bitmine (NYSE: BMNR) is a Bitcoin miner with operations in the US. The company is deploying its excess capital to be the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the Company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The Company launched MAVAN (Made-in America VAlidator Network), a dedicated staking infrastructure for Bitmine assets, in 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. These forward-looking statements can be identified by terms such as “expects,” “projects,” “projected,” “intends,” “believes,” “anticipates,” “estimates,” and similar expressions. This document specifically contains forward-looking statements regarding the Company’s dividend payments on the Series A Preferred Stock, the listing and commencement of trading of the Series A Preferred Stock on the New York Stock Exchange, and the Company’s digital asset accumulation strategy and staking operations. In evaluating these forward-looking statements, you should consider various factors, including: Bitmine’s ability to finance its current business, Ethereum treasury operations, and proposed future business; market conditions affecting the trading price of the Company’s common stock and Series A Preferred Stock; regulatory developments affecting digital assets, including the ultimate enactment and implementation of pending legislation and SEC initiatives; the volatility and unpredictability of digital asset prices; the performance, reliability, and security of the Company’s staking operations; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

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Marcy Simon

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